For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             570.752.3671



                           Exhibit 99.1


                          PRESS RELEASE


                    FIRST KEYSTONE CORPORATION ANNOUNCES
                     FOURTH QUARTER DIVIDEND

Berwick, Pennsylvania - November 25, 2009 - First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone National Bank, declared a $.23 per share quarterly cash dividend to shareholders of record as of December 15, 2009, payable December 31, 2009.

With this fourth quarter dividend, total cash dividends per share will amount to $.92 as of December 31, 2009, up from $.89 for the four quarters ending December 31, 2008, an increase of 3.4%.

First Keystone National Bank, an independently owned community bank since 1864, presently operates 15 full service offices in Columbia (5), Luzerne (5), Montour (1) and Monroe (4) Counties providing banking and trust services. In Monroe County, the Bank trades as Pocono Community Bank, a division of First Keystone National Bank.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: RBC Dain Rauscher, 800.223.4207; Janney Montgomery Scott, Inc., 800.526.6397;
Boenning & Scattergood, Inc., 800.883.8383; and Stifel Nicolaus &
Co. Inc., 800.223.6807.

Note: This press release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone National Bank or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570.752.3671, extension 1172.




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